Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Neurotrope, Inc. on Form S-8 of our report dated March 10, 2017, with respect to our audits of the financial statements of Neurotrope, Inc. as of December 31, 2016 and 2015 and for the years then ended appearing in the Annual Report on Form 10-K of Neurotrope, Inc. for the year ended December 31, 2016.

/s/ Friedman LLP

East Hanover, New Jersey

December 22, 2017